                                                                    EXHIBIT 10.1
                                                                    ------------

                       THIRD AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amend-ment"), dated as of May 8, 1998, is made between PHONETEL TECHNOLOGIES, INC., an Ohio corporation ("Borrower") and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in its representative capacity as replacement agent for the Lenders signatory to the Credit Agreement (as hereinafter defined) and in its individual capacity as a lender.

                                    RECITALS
                                    --------

                  A. Borrower has entered into that certain Credit Agreement, dated as of May 30, 1997 (as amended, restated, supplemented, or otherwise modified from time to time, collectively, the "Credit Agreement"), with ING (U.S.) Capital Corporation, a Delaware corporation ("ING (U.S.)"), as agent for the Lenders (in such capacity, "Agent"), Transamerica Business Credit Corporation, a Delaware corporation ("Transamerica"), and FINOVA Capital Corporation, a Delaware corporation ("FINOVA"), as co-agents for the Lenders (in such capacity, collectively, "Co-Agents"), and American National Bank ("ANB"; collectively, with ING (U.S.), Transamerica, and FINOVA, "Lenders").

                  B. Borrower or Borrower's subsidiaries are parties to (or have issued), among other agreements or instruments, each of the following agreements and instruments with Lenders, Agent, or Co-Agents:

                  1. the Credit Agreement;

                  2. that certain Security Agreement, dated as of May 30, 1997;

                  3. that certain Borrower Pledge Agreement, dated as of May 30, 1997;

                  4. that certain Subsidiary Guaranty, dated as of May 30, 1997 ("Subsidiary Guaranty");

                  5. that certain Subsidiary Pledge Agreement, dated as of May 30, 1997;

                  6. those certain Expansion Notes in the original aggregate principal amount of $55,000,000; and

                  7. those certain Revolving Credit Notes in the original aggregate principal amount of $20,000,000.

         Each of the above together with any other writings implementing the lending transactions (including without limitation any other "Loan Documents" as defined in the Credit Agreement) and any amendments or modifications thereto are hereinafter collectively referred to as the "LOAN DOCUMENTS."

                  C. Pursuant to the Loan Documents, certain loans and other extensions of credit have been made by the Lender Parties to Borrower (the "Loans").

                  D. Concurrent herewith, ING (U.S.), as withdrawing Agent, and each Lender are entering into a Transfer Supplement (collectively, the "Transfer Supplements") with Foothill, pursuant to which Foothill will acquire from such Lender and such Lender will transfer to Foothill by assignment, all of such Lender's interest in the outstanding principal amount of the Loans, all accrued and unpaid interest and fees with respect thereto, and all of such Lender's right, title and interest under the Credit Agreement and the other Loan Documents, and upon the effectiveness of the Transfer Supplements, Foothill will, without further action, succeed to each such Lender under the Credit Agreement.

                  E. Capitalized terms used herein, and not otherwise defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

                  F. In order to induce Foothill to enter into the Transfer Supplements and to perform its obligations thereunder, Borrower has agreed to modify the Loan Documents in the manner set forth herein.

         NOW, THEREFORE, for valuable consideration, Borrower and Foothill agree as follows:

                                    AGREEMENT
                                    ---------

                  1. INCORPORATION OF RECITALS. The foregoing Recitals are incorporated herein by this reference, and the parties agree that each of such Recitals is true and correct in all material respects.

                  2. ACKNOWLEDGMENT OF INDEBTEDNESS. As of May 8, 1998, Borrower acknowledges that it is indebted to the Lender Parties as follows:

         (a)      Revolving Credit Loans
                       (including all accrued an unpaid  interest thereon
                       and other costs, fees and expenses allocated thereto):   $10,377,736.20

         (b)      Expansion Loans
                           (including all accrued and unpaid interest  thereon and other
                           costs, fees and expenses allocated thereto):                              $17,743,477.79
                                                                                                      -------------

                                                                                Total:               $28,121,213.99

                  3. VALIDITY OF DOCUMENTS; NO BENEFIT TO THIRD PARTIES. The Loan Documents executed by Borrower are legal, valid, and binding obligations of Borrower in full force and effect and are enforceable in accordance with their terms. Although Borrower hereby expressly reserves any and all claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower might have against the Lender Parties, Borrower hereby expressly agrees not to assert against Foothill any defense, set-off, cause of action, or counterclaim of any kind or nature Borrower may have against the Lender Parties, whether now or in the future, whether now known or unknown, which would in any way reduce or offset its obligations to Foothill as successor to the Lender Parties under the Loan Documents or otherwise. The terms and provisions of this Amendment shall be for the sole benefit of Borrower and Foothill and their respective successors and assigns, and no other person, firm, entity, or corporation (including the Lender Parties) shall have any right, benefit, priority, or interest under, or because of this Amendment.

                  4. AMENDMENT OF CREDIT AGREEMENT. Effective upon the consummation of the purchase and sale of the Loans pursuant to the Transfer Supplements, the Credit Agreement is hereby amended as follows:

                           (a) The term "Lender" and all other references to ING
(U.S.), Transamerica, ANB, and FINOVA, in each case as Lender, shall mean and refer to Foothill, as Lender.

                           (b) The term "Agent" and all other references to ING
(U.S.), as Agent, shall mean and
refer to Foothill, as Agent.

                           (c) All references to the term "ING Alternate Base
Rate" shall be changed to "Reference Rate," except as otherwise provided in this Amendment.

                           (d) All references to the term "ING's Atlanta Office"
shall be changed to "Foothill's Los Angeles Office."

                           (e) All references to subsections (8) and (9) of
Section 2.1.3 of the Credit Agreement shall be deleted.

                           (f) The following defined terms set forth in Section
1.1 of the Credit Agreement hereby are amended and restated in their entirety to read, respectively, as follows:

                                    "BORROWING BASE" means, as of any date, the
         result of (i) the lesser of (a) $1,300 MULTIPLIED BY the number of Eligible Pay Telephones as of such date, and (b) the sum of (1) 80% of the net amount of accounts receivable (as determined under GAAP) of the Borrower and its Subsidiaries as of such date PLUS (2) an amount equal to $1,300 (or such greater amount as shall be specified under clause
         (2) of Section 4.07(b)(i) of the Senior Notes Indenture as in effect on such date) multiplied by the number of Eligible Pay Telephones as of such date, MINUS (ii) reserves established from time to time pursuant to SECTION 2.2.2 hereof.

                                    "EXPANSION LOAN COMMITMENT AMOUNT" means
         $20,000,000 as such amount may be reduced from time to time pursuant to
         SECTION 3.3.4.

                                    "LENDER PARTY EXPENSES" means all: costs or
         expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Parties; fees or charges paid or incurred by the Lender Parties in connection with the Lender Parties' transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals); costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by the Lender Parties to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof pursuant to the Security Documents, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Agent in examining the books and records of Borrower or its Subsidiaries pursuant to SECTION 6.1.7 hereof; costs and expenses of third party claims or any other suit paid or incurred by the Lender Parties in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Parties's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and the Lender Parties' reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                                    "OBLIGATIONS" means all Loans, debts,
         principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities, obligations, fees, charges, costs, or Lender Party Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Parties of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Parties and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Parties may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Party Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                                    "PERCENTAGE" means, at any time, in respect
         of the Commitment and the Loans, the percentage set forth opposite such Lender's signature to the Third Amendment, adjacent to the caption "Percentage", as the same may be adjusted pursuant to SECTION 9.11.

                                    "STATED MATURITY DATE" means May 8, 2001.

                           (g) The following new defined terms hereby are added
to Section 1.1 of the Credit Agreement in proper alphanumerical order:

                                    "AMENDMENT DATE" means the later of (1) the
         date of the execution and delivery of the Third Amendment, and (2) the date on which all of the conditions contained in Section 6 of the Third Amendment have been satisfied or waived.

                                    "APPLICABLE TERMINATION RATE" means (a) 3%
         from and after the Amendment Date up to May 8, 1999, (b) 2%, from and after May 8, 1999 up to May 8, 2000, and (c) 1% thereafter; PROVIDED, HOWEVER, that if this Agreement is terminated in conjunction with (i) a sale of all or substantially all of the assets of Borrower, or all or substantially all of the equity interests in Borrower, in each case, to a Person who is not an Affiliate of Borrower or a Permitted Holder or an Affiliate of a Permitted Holder, or (ii) an equity investment in Borrower by a Person who is not an Affiliate of Borrower or a Permitted Holder or an Affiliate of a Permitted Holder of not less than $30,000,000, then the foregoing Applicable Termination Rate shall be reduced to (1) 1.5% from and after the Amendment Date up to May 8, 1999, (2) 1%, from and after May 8, 1999 up to May 8, 2000, and (3)
         0.5% thereafter.

                                    "BANKRUPTCY CODE" means the United States
Bankruptcy Code (11 U.S.C.ss. 101 ET SEQ.), as amended, and any successor statute.

                                    "COLLECTIONS" means all cash, checks, notes,
         instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                                    "EARLY TERMINATION PREMIUM" shall have the
         meaning ascribed thereto in SECTION 3.3.2.

                                    "INSOLVENCY PROCEEDINGS" means any
         proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                                    "TDS ACQUISITION" means the acquisition by
         Borrower from TDS Telecommunications Corporation, a Delaware corporation ("TDS"), of all or a portion of the tangible and intangible assets of TDS that constitute the telecommunications business of TDS, so long as (a) no Event of Default has occurred and is continuing, (b) such assets are free and clear of all Liens other than Liens in favor of Agent, and (c) the entire consideration paid or payable by Borrower or its Subsidiaries in connection with such acquisition shall not be more than $675,000 in cash.

                                    "THIRD AMENDMENT" means that certain Third
         Amendment to Credit Agreement, dated as of May 8, 1998, among PhoneTel Technologies, Inc., an Ohio corporation, and Foothill Capital Corporation, a California corporation, for itself and as agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

                                    "REFERENCE RATE" means the variable rate of
         interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                           (h) The following defined terms set forth in Section
1.1 of the Credit Agreement hereby are deleted in their entirety:

                                    "ING Alternate Base Rate"
                                    -------------------------

                           (i) Subsections (7), (8) and (9) of Section 2.1.3 of
the Credit Agreement shall be deleted in their entirety and replaced with the following:

                                    (7) the making of such Loan or the issuance
of such Letter of Credit, as the case may be, would not be permitted under
Section 4.07(b)(i) of the Senior Notes Indenture;

                                    (8) [intentionally omitted];

                                    (9) [intentionally omitted];"

                           (j) Section 2.3 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 2.3 FEES. Borrower shall pay to Agent for the ratable benefit of the Lenders (except as otherwise indicated) the following fees:

                           (a) Facility Fee. On the Amendment Date, a facility fee of $600,000;

                           (b) Unused Line Fee. A nonrefundable unused line fee in an amount equal to 0.50% per annum times the difference between (i) the Expansion Loan Commitment Amount PLUS the Revolving Credit Commitment Amount, and (ii) the average daily aggregate outstanding principal amount of all Loans plus the average daily aggregate outstanding amount of Letter of Credit Obligations. The unused line fee described in this section shall be calculated on a daily basis and shall be payable by the Borrower in arrears on the first day of each month during the term of this Agreement.

                           (c) Annual Fee. On each anniversary of the Amendment Date, an annual facility fee in an amount equal to 0.50% times the sum of the Revolving Credit Commitment Amount PLUS the Expansion Loan Commitment Amount;

                           (d) Financial Examination, Documentation, and Appraisal Fees. For the sole and separate account of Agent: Agent's customary fee of $650 per day per examiner, plus Agent's out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent; Agent's customary appraisal fee of $1,500 per day per appraiser, plus Agent's out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent; and, the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and

                           (e) Servicing Fee. For the sole and separate account of Agent, payable on the first day of each month in arrears during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $5,000 per month.

                           (k) Section 3.3.2 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 3.3.2 PREPAYMENT FEE. Notwithstanding the provisions herein that provide for the termination of this Agreement on the Stated Maturity Date, Borrower has the option, at any time upon 45 days prior written notice to Agent, to terminate this Agreement by paying to Agent for the ratable benefit of the Lenders, in cash, the Obligations (including an amount in cash (to be held as cash collateral) equal to 105% of the undrawn Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to the Applicable Termination Rate times the sum of the Expansion Loan Commitment Amount PLUS the Revolving Credit Commitment Amount.

                           (l) Sections 3.4.1 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 3.4.1 RATE. Except as provided in SECTION 3.4.2, (i) all Obligations (except for amounts undrawn under Letters of Credit) shall bear interest at a per annum rate of 2.00 percentage points above the Reference Rate. In no event shall the rate of interest chargeable under this section for any day be less than 9.00% per annum. To the extent that interest accrued hereunder at the rate set forth in this section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                           (m) Section 3.4.3 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 3.4.3 PAYMENT DATES. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to make a Borrowing of Revolving Credit Loans in the aggregate amount of all such interest, Letter of Credit fees provided for in SECTION 3.5.5, Lender Party Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 3.5.5 (as and when accrued or incurred), the charges provided for in SECTION 3.7 (as and when accrued or incurred), the fees and charges provided for in SECTION 2.3 (as and when accrued or incurred), and all installments or other payments due under any Loan Document, which amounts thereafter shall accrue interest at the rate then applicable to Revolving Credit Loans hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Revolving Credit Loans hereunder."

                           (n) Section 3.4.4 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 3.4.4 RATE DETERMINATION. The Reference Rate as of the Amendment Date is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the rate of interest provided for in SECTION 3.4.1 and SECTION 3.4.2 automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed."

                           (o) Section 3.5.5 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 3.5.5 LETTER OF CREDIT FEES. With respect to each Letter of Credit, the Borrower shall pay (in addition to any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit): (a) to the Agent, for the account of each Lender, a fee equal to 1.75% per annum (divided by the sum of 1 minus the Letter of Credit Reserve Requirement, if any, applicable to such Lender) of such Lender's Percentage of the undrawn face amount of such Letter of Credit; and (b) to the Agent, for its own account, a facing fee of 0.25% per annum of the undrawn face amount of such Letter of Credit. From and after the occurrence of an Event of Default and during the continuance thereof, the fee payable under subsection (a) hereof shall increase to 3.50% per annum (divided by the sum of 1 MINUS the Letter of Credit Reserve Requirement, if any, applicable to such Lender) of such Lender's percentage of the undrawn face amount of each Letter of Credit, payable on demand. All fees payable under this
         SECTION 3.5.5 shall be fully earned and nonrefundable on the date such fees are due."

                           (p) Section 3.7 of the Credit Agreement hereby is
amended by adding the following after the last sentence of such section:

         "From and after the Amendment Date, Agent shall be entitled to charge Borrower for 2 Business Days of 'clearance' or 'float' at the rate set forth in SECTION 3.4.1 or SECTION 3.4.2, as applicable, on all Collections received by Borrower. This across-the-board 2 Business Day clearance or float charge on all such Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Parties' financing of Borrower, and shall whether or not there are any outstanding Loans, the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. Anything contained herein to the contrary notwithstanding, the economic benefit of such clearance or float charge is not for the ratable benefit of the Lenders, but instead shall be for the sole and separate account of Agent. On a monthly basis, Borrower shall report to Agent such information as is reasonably required by Agent to enable Agent to calculate such clearance or float charges payable under this section."

                           (q) Subsections (b) and (c) of Section 3.10 of the
Credit Agreement shall be deleted in their entirety and replaced with the following:

                           "(b) The Borrower shall use the proceeds of Expansion Loans made after the Closing Date to finance the purchase price for Acquisitions, and shall use the proceeds of Revolving Credit Loans made after the Closing Date to finance its working capital needs.

                           (c) No part of the proceeds of any Loans or Letters of Credit shall be used for any purpose which violates Regulations T, U, or X of the F.R.S. Board."

                           (r) Section 4.2 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 4.2 EXPANSION LOANS. With the exception of the TDS Acquisition, the Agent shall have received the written approval of the Required Lenders to the Acquisition to be financed with the proceeds of such Borrowing, which approval may be granted or withheld by any Lender in its sole and absolute discretion."

                           (s) Section 4.3.4 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 4.3.4 MARGIN REGULATIONS. The making of such Loan or the issuance of such Letter of Credit and the use of the proceeds thereof shall not violate Regulations T, U or X of the F.R.S. Board."

                           (t) Section 4.3.5 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 4.3.5 ADVERSE CHANGE. In the reasonable judgment of the Required Lenders, no Material Adverse Change shall have occurred since the Amendment Date."

                           (u) Section 4.3.7 of the Credit Agreement is deleted
in its entirety and replaced with the following:


                           "SECTION 4.3.7 CERTIFICATE REGARDING SENIOR NOTES INDENTURE. The Agent shall have received a certificate duly executed by the Chief Executive Officer of Chief Financial Officer of Borrower, stating that, after giving effect to such Borrowing or issuance of a Letter of Credit, as the case may be, such Borrowing or issuance of Letter of Credit is permitted under Section 4.07(b)(i) and all other applicable provisions of the Senior Notes Indenture."

                           (v) Section 6.1.7 of the Credit Agreement shall be
deleted in its entirety and replaced with the following:

                           "SECTION 6.1.7 BOOKS AND RECORDS. The Borrower will keep books and records reflecting all of its and its Subsidiaries' business affairs and transactions in accordance with GAAP and permit the Agent and each Lender or any of their respective representatives, at reasonable times and reasonable intervals, to visit all of the offices of the Borrower or its Subsidiaries, to discuss the financial matters of the Borrower or its Subsidiaries with the officers or independent public accountants of Borrower or its Subsidiaries, as the case may be, and to examine (and, at the expense of the Borrower, photocopy extracts from) any of the books or other corporate records of Borrower or its Subsidiaries. The Borrower shall pay any fees and expenses, including, without limitation, any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this SECTION 6.1.7, PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing the Borrower shall be required to pay such fees for not more than four visits and examinations in each Fiscal Year."

                           (w) Subsections (a), (b), (c) and (d) of Section
6.2.4 of the Credit Agreement shall be deleted in their entirety and replaced in the proper alphanumeric order with the following:

                           "(a) FIXED CHARGE COVERAGE RATIO. Borrower will not permit its Fixed Charge Coverage Ratio for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter:

============================================= ===========================================
Fiscal Quarter Ending                                            Ratio
--------------------------------------------- -------------------------------------------
June 30, 1998                                                    0.8
--------------------------------------------- -------------------------------------------
September 30, 1998                                               0.8
--------------------------------------------- -------------------------------------------
December 31, 1998                                                1.0
--------------------------------------------- -------------------------------------------
March 31, 1999                                                   1.2
--------------------------------------------- -------------------------------------------
June 30, 1999                                                    1.2
--------------------------------------------- -------------------------------------------
September 30, 1999                                               1.3
--------------------------------------------- -------------------------------------------
December 31, 1999                                                1.3
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   1.3

============================================= ===========================================
Fiscal Quarter Ending                                            Ratio
--------------------------------------------- -------------------------------------------
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    1.3
--------------------------------------------- -------------------------------------------
September 30, 2000                                               1.3
--------------------------------------------- -------------------------------------------
December 31, 2000                                                1.3
--------------------------------------------- -------------------------------------------
March 31, 2001                                                   1.3
============================================= ===========================================

                  (b) DEBT TO EBITDA RATIO. Borrower will not permit its Debt to EBITDA Ratio for the twelve-month period ending on the last day of any Fiscal Quarter to be more than the ratio set forth opposite such Fiscal
         Quarter:

============================================= ===========================================
Fiscal Quarter Ending                                            Ratio
--------------------------------------------- -------------------------------------------
June 30, 1998                                                    9.0
--------------------------------------------- -------------------------------------------
September 30, 1998                                               8.5
--------------------------------------------- -------------------------------------------
December 31, 1998                                                7.0
--------------------------------------------- -------------------------------------------
March 31, 1999                                                   6.0
--------------------------------------------- -------------------------------------------
June 30, 1999                                                    5.5
--------------------------------------------- -------------------------------------------
September 30, 1999                                               5.5
--------------------------------------------- -------------------------------------------
December 31, 1999                                                5.5
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   5.5
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    5.0
--------------------------------------------- -------------------------------------------
September 30, 2000                                               5.0
--------------------------------------------- -------------------------------------------
December 31, 2000                                                5.0
--------------------------------------------- -------------------------------------------
March 31, 2001                                                   5.0
============================================= ===========================================

                  (c) CURRENT RATIO. Borrower will not permit its Current Ratio on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter:

============================================= ===========================================
Fiscal Quarter Ending                                            Ratio
--------------------------------------------- -------------------------------------------
June 30, 1998                                                    1.2
--------------------------------------------- -------------------------------------------
September 30, 1998                                               1.0
--------------------------------------------- -------------------------------------------
December 31, 1998                                                1.2

============================================= ===========================================
Fiscal Quarter Ending                                            Ratio
--------------------------------------------- -------------------------------------------
--------------------------------------------- -------------------------------------------
March 31, 1999                                                   0.9
--------------------------------------------- -------------------------------------------
June 30, 1999                                                    1.2
--------------------------------------------- -------------------------------------------
September 30, 1999                                               1.0
--------------------------------------------- -------------------------------------------
December 31, 1999                                                1.2
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   0.9
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    1.2
--------------------------------------------- -------------------------------------------
September 30, 2000                                               1.0
--------------------------------------------- -------------------------------------------
December 31, 2000                                                1.2
--------------------------------------------- -------------------------------------------
March 31, 2001                                                   0.9
============================================= ===========================================

                  (d) INTEREST COVERAGE RATIO. Borrower will not permit the Interest Coverage Ratio of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter:

============================================= ===========================================
Fiscal Quarter Ending                                            Ratio
--------------------------------------------- -------------------------------------------
June 30, 1998                                                    1.0
--------------------------------------------- -------------------------------------------
September 30, 1998                                               1.1
--------------------------------------------- -------------------------------------------
December 31, 1998                                                1.2
--------------------------------------------- -------------------------------------------
March 31, 1999                                                   1.4
--------------------------------------------- -------------------------------------------
June 30, 1999                                                    1.5
--------------------------------------------- -------------------------------------------
September 30, 1999                                               1.6
--------------------------------------------- -------------------------------------------
December 31, 1999                                                1.6
--------------------------------------------- -------------------------------------------
March 31, 2000                                                   1.6
--------------------------------------------- -------------------------------------------
June 30, 2000                                                    1.7
--------------------------------------------- -------------------------------------------
September 30, 2000                                               1.7
--------------------------------------------- -------------------------------------------
December 31, 2000                                                1.7
--------------------------------------------- -------------------------------------------
March 31, 2001                                                   1.7
============================================= ===========================================

                           (x) Clause (ii) of subsection (a) of Section 6.2.10
hereby is deleted in its entirety and replaced with the following:

                           "(ii) the Borrower and its Subsidiaries may consummate the Closing Date Acquisitions and the TDS Acquisition; and"

                           (y) The notice information for Agent set forth in
Section 9.2 of the Credit Agreement hereby is changed to read as follows:

                           "FOOTHILL CAPITAL CORPORATION
                           11111 Santa Monica Boulevard
                           Suite 1500
                           Los Angeles, California 90025-3333
                           Attn:  Business Finance Division Manager
                           Telecopier No.:  (310) 478-9788

                           with copies to:

                           BROBECK, PHLEGER & HARRISON LLP
                           550 South Hope Street
                           Los Angeles, California 90071
                           Attn:  John Francis Hilson, Esq.
                           Telecopier No.:  (213) 745-3345"

                           (z) The notice information for Borrower set forth in
Section 9.2 of the Credit Agreement hereby is changed to read as follows:

                           "PHONETEL TECHNOLOGIES, INC.
                           1001 Lakeside Avenue
                           North Point Tower
                           Cleveland, Ohio 44114-1195
                           Attn:  General Counsel
                           Telecopier No.:  (216) 875-4337"


                  5. AMENDMENT OF LOAN DOCUMENTS. Effective upon the consummation of the purchase and sale of the Loans pursuant to the Transfer Supplements, Borrower (and, by its execution and delivery of that certain Reaffirmation and Consent to Amendment Number Three, dated as of the date hereof ("Reaffirmation and Consent"), each guarantor of Borrower's obligations) hereby agrees that each Loan Document to which Borrower or such guarantor is a party is hereby amended such that: (a) the terms "Agent" or "Pledgee" or words of like import referring to ING (U.S.) CAPITAL CORPORATION, as Agent for the Lenders contained in such Credit Document shall mean and refer, instead, to Foothill Capital Corporation, as Agent for the Lenders; (b) any reference contained in such Loan Document to the Credit Agreement or any other Loan Document shall mean the Credit Agreement or such other Loan Document (as the case may be), as the same may be amended, restated, supplemented, or otherwise modified from time to time; and
(c) any reference contained in such Loan Document to the Obligations or words of like import referring to the Obligations shall mean and refer to the Obligations after giving effect to this Amendment.

         6. CONDITIONS PRECEDENT. This Amendment is subject to the satisfaction (or waiver by Foothill) of each of the following conditions precedent:

                           (a) Borrower shall have executed and delivered this Amendment to Foothill.

                           (b) Borrower shall have paid Foothill the Facility Fee (as defined herein).

                           (c) Each Transferor Lender, Agent, and Foothill shall have consummated the purchase and sale of the Loans in accordance with the Transfer Supplements.

                           (d) Borrower shall have executed and delivered to Foothill that certain Estoppel Letter, dated as of the date hereof, in respect of the Transfer Supplements, and each guarantor shall have consented to the terms thereof and reaffirmed such guarantors obligations under the Subsidiary Guaranty.

                           (e) ING (U.S.), as withdrawing Agent, shall have executed and delivered to Foothill that certain Resignation Letter, dated as of the date hereof.

                           (f) Borrower shall have caused each guarantor to execute and deliver to Foothill a Reaffirmation and Consent (which document is a Loan Document for all purposes) regarding the Subsidiary Guaranty and other Loan Documents to which such guarantor is a party previously executed and delivered by such guarantor in favor of the Lender Parties or Agent on behalf thereof.

         7. EXPENSES. Upon demand, Borrower shall promptly pay to Foothill, in immediately available funds any and all Lender Party Expenses (as defined herein) incurred from time to time by Foothill; PROVIDED, HOWEVER that the aggregate amount of such Lender Party Expenses incurred by Foothill prior to the Amendment Date (as defined herein) with respect to the Transfer Supplements and initial loan closing which Borrower must pay to Foothill shall not exceed $100,000. The failure by Borrower to pay such costs shall constitute an event of default under the Loan Documents.

         8. INTEGRATION. This Amendment constitutes the complete agreement of the parties with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, promises, commitments, covenants or agreements of every kind or nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Amendment and, to the extent not included herein, are hereby released, waived and relinquished.

         9. NO WAIVER. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Foothill under the Loan Documents.

         10. CONFIRMATION OF OTHER TERMS AND CONDITIONS. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Loan Documents which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect.

         11. ACKNOWLEDGMENTS. EACH PARTY EXECUTING THIS AMENDMENT HEREBY ACKNOWLEDGES THAT (A) IT HAS RECEIVED OR HAS HAD THE OPPORTUNITY TO RECEIVE INDEPENDENT LEGAL ADVICE FROM ATTORNEYS OF HIS OR ITS CHOICE WITH RESPECT TO THE NEGOTIATION AND EXECUTION OF THIS AMENDMENT; (B) IT FULLY UNDERSTANDS THE SIGNIFICANCE AND CONSEQUENCE OF EACH AND EVERY TERM AND CONDITION OF THIS AMENDMENT AND HAS MADE AN INDEPENDENT AND VOLUNTARY DECISION TO ENTER INTO THIS AMENDMENT; (C) AND IN THE EVENT LEGAL COUNSEL HAS NOT BEEN CONSULTED, SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES THE RIGHT TO CONSULT WITH INDEPENDENT LEGAL COUNSEL.

         12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS,

BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         13. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         14. AUTHORIZATION. Borrower represents and warrants to Foothill that the execution, delivery and performance by Borrower of this Amendment and any instrument or agreement required under this Amendment have been authorized by all necessary corporate action and do not violate any laws or orders by which it is bound or require any consents of third parties.

         15. MERGER OF SUBSIDIARIES. Borrower represents and warrants to Foothill that Phonetel V, Inc., World Communications, Inc., Public Telephone Corporation, Paramount Communications Systems, Inc., Northern Florida Telephone Corp., Payphones of America, Inc., Advance Pay Systems, Inc., American Public Telephone Corporation, PhoneTel III, Inc., International Payphones Inc. (Tennessee), International Payphones Inc. (South Carolina), PhoneTel II, Inc., and PhoneTel CCI, Inc., each have been merged, directly or indirectly, with and into Borrower with Borrower as the surviving corporation.

         16. TERMINATION OF RESTRICTION ON BORROWINGS. Pursuant to Section 15 of that certain First Amendment to Credit Agreement, dated as of February 24, 1998, among Borrower, Agent, Co-Agents, and Lenders, the aggregate outstanding principal of all Revolving Credit Loans, PLUS the aggregate amount of outstanding Letter of Credit Obligations could not exceed $10,300,000 at any time. Foothill hereby acknowledges to Borrower that as of the Amendment Date, such restrictions will no longer apply to borrowings under the Credit Agreement.

                           [Signature page to follow.]

         IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.




                                            PHONETEL TECHNOLOGIES, INC.,
                                            an Ohio corporation


                                            By: /s/ Tammy L. Martin
                                                --------------------------------
                                            Title: Secretary
                                                   -----------------------------

Percentage: 100%                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation,
                                            as agent and lender


                                            By /s/ Allison Sellon
                                               ---------------------------------
                                            Title:  Vice President
                                                  ------------------------------

                            REAFFIRMATION AND CONSENT
                     TO THIRD AMENDMENT TO CREDIT AGREEMENT

         The undersigned hereby acknowledges receipt of the Third Amendment to Credit Agreement, dated as of May 8, 1998 ("Third Amendment"), among Phonetel Technologies, Inc., an Ohio corporation, and Foothill Capital Corporation, a California corporation, consents to the terms and provisions set forth therein, and agrees that the Subsidiary Guaranty, dated as of May 30, 1997 (the "Subsidiary Guaranty") made by the undersigned, in favor of ING (U.S.) Capital Corporation and the Transferor Lenders will continue in full force and effect relative to Foothill Capital Corporation, as the successor agent, and to Foothill Capital Corporation, and its successors and assigns as a Lender under the Credit Agreement, without diminution or impairment notwithstanding the execution and delivery of the foregoing. The undersigned further acknowledges and agrees that, upon the effectiveness of the foregoing, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document to which the undersigned is a party shall mean and be a reference to the Credit Agreement as modified by the Third Amendment.

                                                CHEROKEE COMMUNICATIONS, INC.


                                                By: /s/ Tammy L. Martin
                                                   -----------------------------
                                                Title: Secretary
                                                      --------------------------

                                                PHONETEL ACQUISITION CORP.


                                                By: /s/ Tammy L. Martin
                                                   -----------------------------
                                                Title: Secretary
                                                      --------------------------